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                                     CONSENT

     The undersigned hereby consents to be named as a director designee of eRoom

System Technologies, Inc., a Nevada corporation (the "Company"), in the

Company's Registration Statement on Form SB-2 to be filed with the United States

Securities and Exchange Commission on or about April 13, 2000, and all amendments thereto, in connection with the Company's proposed initial public offerings of its common stock.

     This consent is made as of this 12th day of April 2000.



/s/ S. Leslie Flegel
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S. Leslie Flegel, an individual